Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Puget Energy, Inc. and Puget Sound Energy, Inc. (the “Companies”) on Form 10-Q for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), I, Stephen P. Reynolds, the President and Chief Executive Officer of the Companies, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Companies.

Dated: May 14, 2003

/s/ Stephen P. Reynolds

Stephen P.Reynolds
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Puget Energy, Inc. and Puget Sound Energy, Inc. and will be retained by Puget Energy, Inc. and Puget Sound Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.